Exhibit 99.1

PRESS RELEASE

Karman Space & Defense Announces Planned CFO Transition

•	Chris Boynton to join Karman as new Executive Vice President and Chief Financial Officer on September 14

•	Current CFO Mike Willis to transition following successful IPO and 18 months of positive momentum as a public company

HUNTINGTON BEACH, Calif. Aug. 26, 2026 - Karman Space & Defense (“Karman”, “Karman Holdings, Inc.” or “the Company”) (NYSE: KRMN) today announced that Chris Boynton will join Karman as Chief Financial Officer, effective September 14. Current CFO Mike Willis will depart Karman following a phased transition process, by year-end. This transition is the result of deliberative succession planning process by Karman leadership as the Company continues to grow and expand following its February 2025 Initial Public Offering (IPO).

“Chris is a dynamic financial leader whose capabilities and broad experience are well aligned with Karman’s growing business and expanding footprint,” said Jon Rambeau, Karman’s Chief Executive Officer. “His extensive public company experience, coupled with several years as CFO for a major U.S. Government contractor, have prepared him well to be the right leader, at the right time, to take Karman to the next level.”

“We appreciate Mike’s many contributions to Karman over the past four years. During his tenure, Mike built our current finance organization, completed the financial integration of multiple acquisitions, and led the finance team through our IPO and first 18 months as a public company,” Rambeau continued, “I have valued Mike’s collaboration and partnership as we have worked through this transition plan together.”

“I am excited to join Karman at a time when the company is seeing generational demand across all end markets,” said Chris Boynton. “I look forward to working with Jon and the Karman leadership team to unlock the full potential of the portfolio.”

As Executive Vice President and Chief Financial Officer of Battelle since 2023, Chris spearheaded a comprehensive modernization of the global finance organization, driving a significant reduction in corporate overhead, deploying advanced enterprise forecasting capabilities and managing a substantial investment portfolio. During his more than 20-year career with RTX (NYSE: RTX) he held multiple senior executive financial roles. Most recently, he served as CFO of Raytheon Missiles & Defense, a multi-billion dollar business unit with thousands of employees. Previously, he led financial operations for a multi-billion dollar shared services organization as Vice President & CFO of RTX Enterprise Services.

- Page 1 of 3 -

Karman CFO Release Aug 2026 - 2

“It has been a privilege to be part of Karman’s transformation over the past four years and to help lead the Company through its IPO and transition to the public markets,” said Willis. “I am incredibly proud of what our team has accomplished and believe Karman is well positioned for continued success. I look forward to working closely with Jon, Chris and the team to ensure a seamless transition.”

ABOUT KARMAN SPACE & DEFENSE

Karman Space & Defense is a leader in the rapid design, development, and production of critical, next-generation systems that align with the core mission priorities of the U.S. Department of War and its allies and meet the accelerating demand for access to space. Building on nearly 50 years of success, we deliver Payload & Protection Systems, Hydro/Aerodynamic Interstage Systems, and Propulsion & Launch Systems to 150 prime contractors supporting 150 space and defense programs. Karman is headquartered in Huntington Beach, Calif., with multiple facilities across the United States. For more information, visit our website, www.karman-sd.com.

Safe Harbor Statement

This announcement may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend all forward-looking statements to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the fact that they do not relate strictly to historical or current facts and by the use of forward-looking words such as “expect,” “expectation,” “believe,” “anticipate,” “may,” “could,” “intend,” “belief,” “plan,” “estimate,” “target,” “predict,” “likely,” “seek,” “project,” “model,” “ongoing,” “will,” “should,” “forecast,” “outlook” or similar terminology. In particular, these statements include, without limitation, statements regarding the timing of the CFO transition, our expected future business, operational footprint and financial performance, expectations regarding growth drivers for our business and our ability to drive shareholder value. These statements are based on and reflect our current expectations, estimates, assumptions and/ or projections, our perception of historical trends and current conditions, as well as other factors that we believe are appropriate and reasonable under the circumstances. Forward-looking statements are neither predictions nor guarantees of future events, circumstances or performance and are inherently subject to known and unknown risks, uncertainties and assumptions that could cause our actual results to differ materially from those indicated by those statements. There can be no assurance that our expectations, estimates, assumptions and/or projections, including with respect to the future earnings and performance or capital structure of Karman, will prove to be correct or that any of our expectations, estimates or projections will be achieved.

- Page 2 of 3 -

Karman CFO Release Aug 2026 - 3

Numerous factors could cause our actual results and events to differ materially from those expressed or implied by forward-looking statements, including, without limitation, that a significant portion of our revenue is generated from contracts with the United States military and U.S. military spending is dependent upon the U.S. defense budget; U.S. government contracts are subject to a competitive bidding process that can consume significant resources without generating any revenue; our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could materially adversely affect our business, results of operations, prospects and financial condition; our inability to adequately enforce and protect our intellectual property or defend against assertions of infringement could prevent or restrict our ability to compete; and we have in the past consummated acquisitions and intend to continue to pursue acquisitions, and our business may be adversely affected if we cannot consummate acquisitions on satisfactory terms, or we it cannot effectively integrate acquired operations. Readers and/or attendees are directed to the risk factors identified in the filings we make with the SEC from time to time, copies of which are available free of charge at the SEC’s website at www.sec.gov under Karman Holdings Inc.

The forward-looking statements included in this announcement are only made as of the date of this announcement. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. We undertake no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable law.

For additional media and information, please follow us:

LinkedIn

X

Instagram

YouTube

Contacts

Investor inquiries:

Steven Gitlin

investors@karman-sd.com

Media inquiries:

press@karman-sd.com

- Page 3 of 3 -